Exhibit 10.4

RIGHT OF FIRST OFFER AGREEMENT

THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”), is made as of the 22nd day of August, 2014, by and between Vaccinogen, Inc., a Maryland corporation (the “Company”), and Intracel Holdings Corporation, a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, the Investor is the holder of shares of common stock of the Company, par value $.0001 per share (“Common Stock”); and

WHEREAS, the Company is party to an agreement, dated April 24, 2014 (as amended, restated and otherwise modified from time to time, the “TIS Agreement”) with The Investment Syndicate, a group of investors (“TIS”), pursuant to which TIS has agreed to invest up to $110,000,000 (the “TIS Investment”) in the Company in exchange for the issuance by the Company to TIS of certain equity securities (the “TIS Securities”), including shares of Common Stock and warrants to purchase shares of Common Stock; and

WHEREAS, the Investor has requested that the Company enter into this Agreement to provide a right of first offer to the Investor, and the Company has agreed to provide the right of first offer to the Investor on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1.           Definitions. For purposes of this Agreement:

1.1           “Abell Loan” the loan made to the Company by The Abell Foundation, Inc., a Maryland corporation, pursuant to that certain Note and Warrant Purchase Agreement made and entered into on October 26, 2011, as amended through the date hereof.

1.2           “Change of Control Event” means any one or more of the following events:

(a)          a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (y) the surviving or resulting corporation; or (z) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)          the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole (including the patents necessary to manufacture the OncoVAX vaccine), or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company or to an entity where at least fifty percent (50%) of the combined voting power of the voting securities of such entity are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

1.3           “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.4           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5           “Exempted Securities” means any New Securities issued:

(a)          as a dividend;

(b)          in a stock split;

(c)          to employees, officers or directors pursuant to a compensation plan;

(d)          upon conversion or exercise of Derivative Securities outstanding as of the date hereof (including without limitation warrants and any securities issuable pursuant to the Abell Loan);

(e)          in connection with equipment leasing financing;

(f)          to suppliers or third party service providers in connection with the provision of goods or services; or

(g)          pursuant to the acquisition of another Person by the Company.

1.6           “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act with aggregate gross proceeds to the Company and all selling stockholders (if any) in an amount equal to or greater than $50.0 million.

1.7           “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

2

1.8           “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.9           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.           Rights to Future Stock Issuances.

2.1           Right of First Offer. Subject to the terms and conditions of this Section 2.1 and applicable securities laws, if the Company proposes to offer, issue or sell any New Securities or to convert, recharacterize, classify, reclassify or amend the terms of any securities of the Company into New Securities, the Company shall first offer such New Securities to the Investor.

(a)          The Company shall deliver written notice (the “Offer Notice”) to the Investor, stating (i) its bona fide intention to offer the New Securities, (ii) the number of New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)          By notification to the Company within fifteen (15) days after the Offer Notice is given, the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of the New Securities that equals the proportion that the Common Stock then held by the Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion or exercise of any Derivative Securities then held by the Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion or exercise of all outstanding Derivative Securities). The closing of any sale pursuant to this Section 2.1(b) shall occur within the later of one hundred and twenty (120) days after the date of the Offer Notice and the date of initial sale of New Securities pursuant to Section 2.1(c).

(c)          If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 2.1(b), the Company may offer and sell the remaining New Securities (including the portion offered to the Investor that the Investor did not elect to purchase) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within one hundred fifty (150) days after the date of the Offer Notice, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Section 2.1.

3

(d)          The right of first offer in this Section 2.1 shall not apply to (i) Exempted Securities; and (ii) TIS Securities. To the extent that, on or after the date hereof, the terms of the TIS Investment are modified in a manner that (x) decreases the price paid by TIS for any of the securities issued thereunder (as compared to price existing as of the date hereof) or (y) is materially adverse to the interests of the Investor, in each case without the Investor’s prior written consent, any equity securities subsequently issued pursuant to the TIS Agreement shall not be TIS Securities.

(e)          Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 2.1, the Company may elect to give notice to the Investor within thirty (30) days after the issuance of New Securities, which notice shall describe the type, price, and terms of the New Securities. The Investor shall have fifteen (15) days after the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by the Investor, maintain the Investor’s percentage-ownership position, calculated as set forth in Section 2.1(b) before giving effect to the issuance of the New Securities. The closing of such sale shall occur within nintey (90) days after the date notice is given to the Investor.

2.2           Termination. The covenants set forth in Section 2.1 shall terminate and be of no further force or effect upon the first to occur of: (i) immediately before the consummation of an IPO; (ii) a Change of Control Event of the Company; (iii) the liquidation, dissolution or other winding-up of the business and affairs of the Investor; or (iv) listing of any capital stock of the Company on the New York Stock Exchange, the NYSE MKT or one of the NASDAQ Stock Markets (i.e. The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market).

3.           Miscellaneous.

3.1           Successors and Assigns. Neither this Agreement nor any of the rights conferred hereby may be sold, transferred or assigned by any party hereto without the prior written consent of all other parties hereto. The terms and conditions of this Agreement inure to the benefit of and are binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2           Governing Law. This Agreement and all claims, disputes and proceedings in connection herewith shall be governed by and construed and enforced in accordane with the internal laws of the State of Maryland.

3.3           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4

3.4           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature page(s) hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 3.5.

3.6           Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the party against which such amendment or waiver is claimed, and no waiver by a party will be enforceable against the party unless in writing signed by the party. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8           Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.9           Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Maryland and to the jurisdiction of the United States District Court for the District of Maryland (Northern Division) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Maryland or the United States District Court for the District of Maryland (Northern Division), (c) consent to personal jurisdiction for any equitable action sought in the state cpirts pf the State or the United States District Court for the District of Maryland (Northern Division), and (d) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The prevailing party shall be entitled to recover reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

3.10         Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Blank]

6

IN WITNESS WHEREOF, the parties have executed this Right of First Offer Agreement as of the date first written above.

COMPANY:

VACCINOGEN, INC., a Maryland corporation

By:	/s/ Michael G. Hanna, Jr., Ph.D.

Name:	Michael G. Hanna, Jr., Ph.D

Title:	Chairman and Chief Executive Officer

Address:	Vaccinogen, Inc.
Attention: Chief Exectuive Office
5300 Westview Drive, Suite 506
Frederick, Maryland 21703
Email: atussing@vaccinogeninc.com

INVESTOR:

INTRACEL HOLDINGS CORPORATION, a
Delaware corporation

By:	/s/ Richard Fuscone

Name:	Richard Fuscone

Title:	Director

Address:	Intracel Holdings Corporation
Attention: Chairman
550 Highland Street, Suite 417
Frederick, Maryland 21701